UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 21, 2015

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Rocket Fuel has and will continue to use various social media and other Internet sources to disseminate information about the company.  Rocket Fuel typically announces material information to its investors, the media and others interested in Rocket Fuel via its corporate website (www.rocketfuel.com), its investor relations website (investor.rocketfuel.com), press releases, SEC filings and public conference calls and webcasts.  These will remain Rocket Fuel's primary channels of communications with the public.  Rocket Fuel uses, and intends to continue to use, the social media channels set out below as an additional means for disclosure of information about Rocket Fuel and, without limitation, its general business developments, financial performance, product and services, technical updates, relationships with its customers and other business partners, and market and industry developments.  Some of this information could be deemed material non-public information at the time of disclosure and some may constitute forward-looking statements.

•	Rocket Fuel's Twitter Feed: https://twitter.com/rocketfuelinc

•	Our Interim CEO Monte Zweben's Twitter Feed: https://twitter.com/mzweben

•	Rocket Fuel's Facebook Page: https://www.facebook.com/rocketfuelinc

•	Rocket Fuel's Corporate LinkedIn page: https://www.linkedin.com/company/rocket-fuel-inc

•	Monte Zweben's LinkedIn account: https://www.linkedin.com/in/mzweben

Rocket Fuel encourages its current and potential investors, the media and others interested in Rocket Fuel to monitor these sources for information related to the company. This list of social media and other websites may be updated from time to time on Rocket Fuel's investor relations website and/or in filings made with the SEC.  Neither the contents of our websites or these social media channels, nor of any other website that may be accessed from them, shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ David Sankaran
David Sankaran Chief Financial Officer

Date: August 21, 2015